EXHIBIT 32.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William Whittle, President, Chief Executive Officer, and Chief Financial Officer of General Gold Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-KSB of General Gold Corporation for the year ended April 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of General Gold Corporation

Dated: August 11, 2004

/s/ William Whittle
William Whittle
President, Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to General Gold Corporation and will be retained by General Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.